                                                                    EXHIBIT 99.1

                          ADVANCE HOLDING CORPORATION

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS


Unaudited Pro Forma Consolidated Balance Sheet......................    P-3

Notes to Unaudited Pro Forma Consolidated Balance Sheet.............    P-4

Unaudited Pro Forma Statements of Operations........................    P-8

Notes to Unaudited Pro Forma Statements of Operations...............   P-10

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data (the "Pro Forma Financial Data") has been prepared by Holding's management by the application of pro forma adjustments to the historical consolidated financial statements of Holding and Western Auto and the notes thereto included elsewhere in this Prospectus. The pro forma adjustments, which are based upon available information and upon certain assumptions that management believes are reasonable, are described in the accompanying notes. The unaudited pro forma consolidated balance sheet as of July 18, 1998 was prepared as if the Acquisition had occurred on such date. In connection with the Acquisition, Holding sold $70.0 million of Common Stock to certain existing stockholders representing 4,161,712 shares and the Company incurred $90.0 million of borrowings under a new term loan facility. The Company received 100% of the outstanding common stock of Western Auto in exchange for $175.0 million of cash and 11,474,606 shares of Holding Common Stock. The unaudited pro forma consolidated statements of operations for the fiscal year ended January 3, 1998 and the twenty-eight weeks ended July 18, 1998 reflect adjustments as if the Recapitalization and Acquisition had been consummated and were effective as of December 29, 1996. In connection with the Recapitalization, net proceeds of $385.0 million from borrowings under the New Credit Facility, the issuance of Senior Subordinated Notes, the issuance of Series A Debentures, and equity investments of $108.5 million were used to repay notes payable and long-term debt of $81.3 million, to make payments to the common and preferred stockholders ($351.0 million) and to pay transaction-related fees and expenses ($22.8 million). The unaudited consolidated pro forma statements of operations give effect to the changes in interest expense that result from the issuance of new debt and repayment of existing debt and the pro forma purchase accounting adjustments relating to the Recapitalization and the Acquisition.

     The Acquisition will be accounted for under the purchase method of accounting. The unaudited pro forma consolidated balance sheet as of July 18, 1998 reflects a pro forma allocation of purchase price for the Acquisition to the tangible and intangible assets and liabilities acquired. The final allocation of such purchase price, and the resulting depreciation and amortization expense, will differ from the estimates contained herein due to the final allocation being based on: (a) actual amounts of assets and liabilities on the closing date; (b) final purchase price adjustments, including reserves that may be recognized for additional exit costs; (c) final determination of values of property and equipment and other assets; (d) actuarial valuations of certain liabilities; and (e) resolution of the Credit Card Liability (as defined herein). The actual allocation of the purchase price, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

     The financial effects to Holding of the Recapitalization and Acquisition as presented in the pro forma consolidated financial data are not necessarily indicative of Holding's or the consolidated financial position or results of operations which would have been obtained had the Recapitalization and Acquisition actually occurred on the dates described above, nor are they necessarily indicative of the results of future operations. The pro forma consolidated financial data should be read in conjunction with the notes thereto, which are an integral part thereof, the consolidated financial statements of Holding and Western Auto and the notes thereto.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                      HOLDING     WESTERN AUTO
                                    HISTORICAL     HISTORICAL     ACQUISITION
                                   JULY 18, 1998  JULY 4, 1998    ADJUSTMENTS          PRO FORMA
                                   -------------  -------------   -----------          ---------
                                                   (DOLLARS IN THOUSANDS)
Assets
Current assets:
 Cash and cash equivalents........... $ 44,790      $   27,313      $ (46,313)(3)      $   25,790
 Receivables, primarily from
  vendors............................   24,372              --             --              24,372
 Trade receivables...................    5,325          82,073        (37,425)(2)          49,973
 Inventories.........................  348,523         347,919             --             696,442
 Deferred income tax.................       --          45,391        (45,391)(1)              --
 Prepaid expenses and other
  current assets.....................    5,056          17,133             --              22,189
 Refundable income taxes.............    2,185          56,858        (56,858)(1)           2,185
                                      --------      ----------      ---------          ----------
  Total current assets...............  430,251         576,687       (185,987)            820,951

Property and equipment, net..........  143,176         350,234       (116,636)(5)         376,774
Goodwill.............................       --         114,555       (114,555)(4)              --
Other assets.........................   21,490           9,114          2,643 (6)          33,247
                                      --------      ----------      ---------          ----------
  Total assets....................... $594,917      $1,050,590      $(414,535)         $1,230,972
                                      ========      ==========      =========          ==========
Liabilities and
 stockholders' equity
 (deficit)
Current liabilities:
 Borrowings secured by trade
  receivables........................ $  5,325      $   35,500      $ (35,500)(2)      $    5,325
 Current portion of deferred
  revenue............................    3,089              --             --               3,089
 Accounts payable....................  216,832         159,133             --             375,965
 Accrued expenses....................   53,634          96,610          8,869 (7)         159,113
 Due to Sears, net...................       --         247,880       (247,880)(1)              --
 Deferred income taxes...............    2,674              --         11,000 (9)          13,674
                                      --------      ----------      ---------          ----------
  Total current liabilities..........  281,554         539,123       (263,511)            557,166

Long-term debt.......................  397,022              --         90,000 (11)        487,022
Long-term debt--Sears................       --         140,802       (140,802)(1)              --
                                      --------      ----------      ---------          ----------

Other long-term liabilities..........    1,638              --             --               1,638
Post-retirement benefits.............    1,092          39,720        (18,420)(4)          22,392
Deferred income taxes................   13,357          12,897        (26,254)(10)             --
                                      --------      ----------      ---------          ----------
   Total non-current
    liabilities......................  413,109         193,419        (95,476)            511,052

Stockholders' equity (deficit).......  (99,746)        318,048        (55,548)(8)         162,754
                                      --------      ----------      ---------          ----------
 Total liabilities and
  stockholders' equity
  (deficit).......................... $594,917      $1,050,590      $(414,535)         $1,230,972
                                      ========      ==========      =========          ==========

                                                  (Footnotes on subsequent page)

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

The Unaudited Pro Forma Consolidated Balance Sheet reflects the Acquisition as if it occurred as of July 18, 1998 (actual amounts may differ significantly from the pro forma amounts estimated below).

(1) Per the Acquisition Agreement, all intercompany accounts between Western Auto and Sears will be settled prior to the Acquisition. This has been reflected as a reclassification of all intercompany accounts in Western Auto's historical consolidated balance sheet as of July 4, 1998 to equity as follows:

                                                        (DOLLARS IN
                                                        THOUSANDS)
     Deferred income taxes.............................  $(45,391)
     Income taxes receivable - Sears...................   (56,858)
     Due to Sears, net.................................   247,880
     Deferred income taxes - Sears (See (9) below).....    12,897
     Long-term debt - Sears............................   140,802
                                                         --------
     Impact on stockholders' equity (deficit)..........  $299,330
                                                         ========

(2) Reflects Western Auto assets and liabilities as of July 4, 1998 that will be retained by Sears in accordance with the Acquisition Agreement:

                                                        (DOLLARS IN
                                                        THOUSANDS)
     Cash(a)(See (3) below)............................ $(21,313)
     Trade receivables(b)..............................  (37,425)
     Property and equipment, net(c)(See (5) below).....  (11,079)
     Accrued expenses(d)(See (7) below)................    4,131
     Borrowings secured by trade receivables(b)........   35,500
                                                        --------
     Impact on stockholders' equity (deficit).......... $(30,186)
                                                        ========

     ______________________
     (a) The Acquisition Agreement provides that Western Auto will have at least $6,000 in cash and a minimum level of Retained Working Capital on the closing date; any excess amount will be distributed to Sears. (See (3) below)
     (b) The Acquisition Agreement provides that Sears will retain certain assets and liabilities related to certain private label credit card programs, as well as associated secured borrowings.
     (c) The Acquisition Agreement provides that Sears will retain all tire store properties, which are included in the historical balance sheet of Western Auto as of July 4, 1998 but are excluded from Western Auto's operations to be acquired. (See (5) below)
     (d) The Acquisition Agreement provides that Sears will retain all accrued liabilities associated with the tire store properties, as well as any accrued liabilities not associated with operations acquired from Sears. (See (7) below)

(3) Reflects increases and decreases in cash resulting from the pro forma adjustments:

                                                               (DOLLARS IN
                                                                THOUSANDS)
Cash increases:
Proceeds from issuance of 4,161,712 new shares of Holding
 common stock @ $16.82 per share..........................       $  70,000
Proceeds from issuance of long-term debt under a new term
 loan facility............................................          90,000
                                                            --------------
   Total cash inflows.....................................         160,000
                                                            --------------
Cash decreases:
Cash retained by Sears (See (2) above).....................        (21,313)
Cash portion of purchase price for acquisition.............       (175,000)
Estimated debt issuance costs (See (6) below)..............         (6,500)
Estimated stock issuance costs (See (8) below).............           (500)
Estimated acquisition related costs (See (4) below)........         (3,000)
                                                            --------------
   Total cash outflows.....................................       (206,313)
                                                            --------------
Net impact on cash.........................................      $ (46,313)
                                                            ==============

(4) The Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of Western Auto based upon preliminary estimates of their fair market values, assuming the Acquisition had occurred on July 18, 1998, with the excess of the estimated fair market value of the net assets acquired over the purchase price allocated to a reduction in property and equipment for pro forma purposes, as follows:

                                                               (DOLLARS IN
                                                                THOUSANDS)
Components of purchase price:
 Cash to Sears.............................................      $ 175,000
 Holding common stock to Sears (11,474,606 shares valued
  @ $16.82 per share)......................................        193,000
 Estimated acquisition related costs.......................          3,000
                                                            --------------
   Total purchase price....................................        371,000

Historical book value of Western Auto's net assets.........       (318,048)
Adjustment to book value of net assets acquired for
 elimination of intercompany accounts between Western
 Auto and Sears (See (1) above)............................       (299,330)
Adjustment to book value of net assets acquired for assets
 and liabilities retained by Sears in the Acquisition (See
 (2) above)................................................         30,186
Adjustments to recognize liabilities in purchase
 accounting:
 Reserve for severance and relocation, net of $4,900 of
  deferred income tax asset (See (9) below)................          8,100
 Net additional deferred income tax liability (See (9)
  below)...................................................          1,900

Adjustments to reflect fair market value of net assets acquired:

     Elimination of net book value of goodwill acquired........................   114,555
     Decrease in book value of intangible assets acquired (See
     (6) below)................................................................     4,500
     Adjustments to liabilities for post-retirement costs......................   (18,420)
                                                                                  --------
Decrease to book value of property and equipment (See (5)
     below).................................................................... $(105,557)
                                                                                =========

     The foregoing pro forma purchase price allocation is based on available information and certain assumptions Holding believes are reasonable. In connection with the Acquisition Agreement, Sears has agreed to evaluate the sale of certain private label credit card programs to a third party.buyer. Holding has agreed to share any losses incurred as a result of the sale, or as a result of continuing the credit card programs, up to a maximum.amount of $10,000 (the "Credit Card Liability"). Any amounts due under the Credit Card Liability will be reflected as additional purchase price when payment becomes probable and the amount can be estimated. Holding is currently evaluating certain exit costs that may be incurred in connection with the Acquisition and may establish additional reserves, not reflected in.the accompanying pro forma statements, based on the results of its evaluation. Any reserves established will result in an increase in property and equipment, resulting in additional provisions for depreciation and amortization expense. The final purchase price allocation will be based on the outcome of the matters referred to above, final determination of the fair values of the net assets acquired at the date of the Acquisition as determined by appraisal, actuarial valuation or other methods and actual amounts of assets and liabilities on the closing date. The final purchase price allocation may differ significantly from the pro forma allocation.

(5)  Reflects the following:

                                                                                     (DOLLARS IN
                                                                                      THOUSANDS)
     Property retained by Sears (See (2) above)................................        $ (11,079)
     Purchase accounting adjustment (See (4) above)............................         (105,557)
                                                                                       ---------
                                                                                       $(116,636)
                                                                                       =========

(6)  Reflects the following:


                                                                                      (DOLLARS IN
                                                                                       THOUSANDS)
     Purchase accounting adjustment (See (4) above)............................        $  (4,500)
     Deferred tax adjustment (See (9) below)...................................              643
     Deferred debt issuance costs (See (3) above)..............................            6,500
                                                                                       ---------
                                                                                       $   2,643
                                                                                       =========

(7)  Reflects the following:


                                                                                      (DOLLARS IN
                                                                                       THOUSANDS)
     Accrued expenses retained by Sears (See (2) above)........................        $  (4,131)
     Reserve for severance and relocation (See (4) above)......................           13,000
                                                                                       ---------
                                                                                       $   8,869
                                                                                       =========

(8)  Reflects the following:

                                                                      (DOLLARS IN
                                                                       THOUSANDS)
    Issuance of 4,161,712 shares of Holding common stock..............  $  70,000
      @ $16.82 per share, for cash (See (3) above)
    Stock issued to Sears (11,474,606 shares of Holding common........    193,000
      stock valued @ $16.82 per share) (See (4) above)
    Estimated stock issuance costs (See (3) above)....................       (500)
    Elimination of historical Western Auto stockholder's equity,
      as adjusted.....................................................   (318,048)
                                                                        ---------
                                                                        $ (55,548)
                                                                        =========

(9) The Company anticipates that the Acquisition will be accounted for as the purchase of assets for income tax purposes resulting in an allocation of the purchase price to the income tax basis of the assets and liabilities acquired. Pro forma adjustments to deferred income tax assets (liabilities):


                                                                      (DOLLARS IN
                                                                       THOUSANDS)
    Deferred tax on severance and relocation accrual (See (4).........  $ 4,900 above)
    Net additional deferred tax liability(a) (See (4) above)..........   (1,900)
                                                                        -------
       Net pro forma change in deferred taxes.........................  $ 3,000
                                                                        =======


     Components of net pro forma change in deferred taxes:

        ..............................................................
     Non-current deferred tax asset (See (6) above)...................  $   643
     Current deferred tax liability...................................  (11,000)
     Non-current deferred tax liability (See (10) below)..............   13,357
                                                                        -------
                                                                        $ 3,000
                                                                        =======

     ______________________
     (a) Represents $4,900 deferred income tax liability related to property and equipment, net of net deferred income tax assets of $3,000 relating to a wholly owned subsidiary of Western Auto.

(10) Reflects the following:

                                                                        (DOLLARS
                                                                           IN
                                                                       THOUSANDS)
     Elimination of Western Auto's deferred tax liability to Sears....
       (See (1) above)................................................   $12,897
     Adjustment to non-current deferred tax liability (See (9)
       above).........................................................    13,357
                                                                         -------
                                                                         $26,254
                                                                         =======

(11) Reflects borrowings of $90,000 under a new term loan facility.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                                 FISCAL YEAR ENDED JANUARY 3, 1998
                               --------------------------------------------------------------------------------------
                                                RECAPITALIZATION                ACQUISITION
                                            ------------------------    ---------------------------
                                COMPANY                                 WESTERN AUTO                          TOTAL
                               HISTORICAL    ADJUSTMENTS   PRO FORMA     HISTORICAL       ADJUSTMENTS       PRO FORMA
                               ----------    -----------   ---------     -----------      -----------       ---------
                                                                      (DOLLARS IN THOUSANDS)
Net sales.....................  $848,108       $     --     $848,108      $1,319,811       $(45,900)(3)     $2,122,019
Cost of sales.................   524,586             --      524,586         883,262             --          1,407,848
                                --------       --------     --------      ----------       --------         ----------
Gross profit..................   323,522             --      323,522         436,549        (45,900)           714,171
Selling, general and
 administrative expenses......   281,095             --      281,095         475,037        (64,702)(4)        691,430
Restructuring.................        --             --           --          38,441             --             38,441
                                --------       --------     --------      ----------       --------         ----------
Income (loss) from
 operations...................    42,427             --       42,427         (76,929)        18,802            (15,700)
Total interest expense........    (6,086)       (36,476)(1)  (42,562)        (15,379)         7,105 (5)        (50,836)
Other income (expense),
 net..........................      (321)            --         (321)             (6)            --               (327)
                                --------       --------     --------      ----------       --------         ----------
Income (loss) before
 provision (benefit) for
 income taxes.................    36,020        (36,476)        (456)        (92,314)        25,907            (66,863)
Provision (benefit) for
 income taxes.................    14,733        (14,331)(2)      402         (31,885)        10,363 (2)        (21,120)
                                --------       --------     --------      ----------       --------         ----------
Net income (loss).............  $ 21,287       $(22,145)    $   (858)     $  (60,429)      $ 15,554         $  (45,743)
                                ========       ========     ========      ==========       ========         ==========

                                                  (Footnotes on subsequent page)

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                        TWENTY-EIGHT WEEKS ENDED                     TWENTY-SIX WEEKS ENDED
                                             JULY 18, 1998                                JULY 4, 1998
                                 ---------------------------------------    -----------------------------------------
                                                   RECAPITALIZATION                 ACQUISITION
                                                ------------------------    --------------------------
                                  COMPANY                                   WESTERN AUTO                      TOTAL
                                 HISTORICAL     ADJUSTMENTS    PRO FORMA     HISTORICAL    ADJUSTMENTS      PRO FORMA
                                 ----------     -----------    ---------    ------------   -----------      ---------
                                                                (DOLLARS IN THOUSANDS)
Net sales......................   $544,000          $  --      $544,000      $586,194       $(18,932)(3)     $1,111,262
Cost of sales..................    332,825             --       332,825       380,876             --            713,701
                                  --------       --------      --------      --------       --------         ----------
Gross profit...................    211,175             --       211,175       205,318        (18,932)           397,561
Selling, general and
 administrative expenses.......    178,812             --       178,812       209,017        (26,467)(4)        361,362
Costs associated with the
 recapitalization..............     14,005             --        14,005            --             --             14,005
                                  --------       --------      --------      --------       --------         ----------
Income (loss) from operations..     18,358             --        18,358        (3,699)         7,535             22,194
Total interest expense.........    (13,559)       (10,288)(1)   (23,847)      (11,218)         6,503 (5)        (28,562)
Other income (expense), net....        317             --           317             1             --                318
                                  --------       --------      --------      --------       --------         ----------
Income (loss) before
 provision (benefit) for
 income taxes..................      5,116        (10,288)       (5,172)      (14,916)        14,038             (6,050)
Provision (benefit) for
 income taxes..................      2,543         (4,047)(2)    (1,504)       (5,022)         5,615 (2)           (911)
                                  --------       --------      --------      --------       --------         ----------
Net income (loss)..............   $  2,573       $ (6,241)     $ (3,668)     $ (9,894)      $  8,423         $   (5,139)
                                  ========       ========      ========      ========       ========         ==========

                                                  (Footnotes on subsequent page)

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

The Pro Forma Consolidated Statements of Operations reflect the Recapitalization and Acquisition as if they had occurred on December 29, 1996.

(1) Gives effect to the increase in estimated interest expense from the use of borrowings to finance the Recapitalization:

                                                                       FISCAL YEAR                TWENTY-EIGHT WEEKS
                                                                          ENDED                         ENDED
                                                                     JANUARY 3,1998                  JULY 18, 1998
                                                                     ----------------------  -----------------------
                                                                                 (DOLLARS IN THOUSANDS)
Interest and commitment fees on unused borrowings related to the New Credit Facility, Senior Subordinated Notes and
 Series A Debentures(a)...........................................        $39,914                      $11,162
Amortization of debt issuance costs related to the New Credit
 Facility, Senior Subordinated Notes and Series A
 Debentures.......................................................          2,648                          743
Less:  Interest expense in historical statement of operations related to debt extinguished in connection with the
 Recapitalization.................................................         (6,086)                      (1,617)
                                                                          $36,476                      $10,288
                                                                          =======                      =======

  ______________________
  (a) Reflects (i) pro forma interest expense calculated using an interest rate of 8.15% per annum on borrowings of $125,000 on the New Credit Facility, 10.25% per annum on borrowings of $200,000 on the Senior Subordinated Notes and 12.875% per annum on borrowings of $60,000 on the Series A Debentures and (ii) commitment fees on unused borrowings of $250,000 related to the New Credit Facility using a rate of 0.5% per annum. The interest rates on the New Credit Facility are variable. A change in the rates of 1/8 of 1% on these borrowings would change the pro forma interest expense for the year ended January 3, 1998 by $200 and for the twenty-eight weeks ended July 18, 1998 by less than $100. In September 1998, the interest rate on the New Credit Facility declined to 7.88%, which would reduce pro forma interest expense as presented in the unaudited pro forma statement of operations for the Recapitalization by less than $200 for both the year ended January 3, 1998 and the twenty-eight week period ended July 18, 1998.

(2) Estimated income tax effects of the pro forma adjustments at a statutory tax rate of approximately 40%.

(3) Pro forma adjustment eliminates the effect of various Western Auto private label credit card programs retained by Sears in accordance with the Acquisition Agreement:

                                                                       FISCAL YEAR                TWENTY-EIGHT WEEKS
                                                                          ENDED                         ENDED
                                                                     JANUARY 3,1998                  JULY 18, 1998
                                                                     ----------------------  -----------------------
                                                                                 (DOLLARS IN THOUSANDS)
Credit card revenues, included in net sales.......................      $(45,900)                      $(18,932)
Credit card operating expenses, included in selling, general
 and administrative expenses (See (5) below)......................        55,536                         21,368
Credit card financing fees, included in interest expense (See
 (6) below).......................................................         2,272                          1,082
                                                                        --------                       --------
Net pre-tax loss eliminated.......................................      $ 11,908                       $  3,518
                                                                        ========                       ========

(4)  Pro forma adjustment reflects the following:

                                                                      YEAR ENDED                TWENTY-EIGHT WEEKS
                                                                    JANUARY 3, 1998            ENDED JULY 18, 1998
                                                                   ----------------            -------------------
                                                                               (dollars in thousands)
Elimination of the credit card operating expenses (See (3)
 above).............................................................     $(55,536)                    $(21,368)
Elimination of goodwill amortization................................       (4,455)                      (2,228)
Reduction in other intangibles amortization(a)......................         (146)                         (73)
Reduction in depreciation as a result of pro forma purchase
 price allocation(b)................................................       (8,119)                      (4,372)
Adjustment to include the interchange fee of 1.3%(c)................        1,700                          605
Elimination of deferred gain amortization on the post
 retirement benefit obligation......................................        1,215                          640
Elimination of rental income, net of depreciation expense, for
 the tire store properties..........................................          639                          329
                                                                         --------                     --------
Net decrease in selling, general and administrative expenses........     $(64,702)                    $(26,467)

______________________
(a) The historical balance sheet for Western Auto includes other intangibles of $9,114 which were being depreciated over 40 years. The pro forma adjustment above is made in conjunction with the write-down of the intangible assets by $4,500.
(b) Reflects reduction in depreciation expense related to the pro forma purchase price allocation based on an average useful life of 13.years.
(c) Historically, Western Auto has not been charged for the interchange fee of 1.3% on Sears' credit card sales. Holding will enter into a.Merchant Agreement with Sears, whereby Sears will service its credit card used at the Parts America, Western Auto dealer stores and Western Auto Puerto Rico stores for a specified period of time, and will charge the Company an interchange fee of 1.3% of related credit card sales.

(5)  Pro forma adjustment reflects the following:

                                                                      YEAR ENDED                  TWENTY-EIGHT WEEKS
                                                                    JANUARY 3, 1998               ENDED JULY 18, 1998
                                                                   ----------------               ------------------
Elimination of historical Western Auto inter-company interest
 expense............................................................       $(13,107)                      $(10,136)

Elimination of credit card financing fees relating to credit
 card program retained by Sears (See (3) above).....................         (2,272)                        (1,082)

Interest expense on $90,000 under a new term loan facility at
 7.88% (a)..........................................................          7,092                          3,818

Amortization of deferred debt issuance costs over five and
 one-half years.....................................................          1,182                            637

Reduction in interest income recognized on investment of
 $25,000, earning interest at 4.5%..................................             --                            260
                                                                           --------                       --------
Net decrease in interest expense....................................       $ (7,105)                      $ (6,503)
                                                                           ========                       ========

_________________________
(a) The interest rates on the new credit facility are variable. A change in the rates of 1/8 of 1% on these borrowings would change the pro forma interest expense for the year ended January 3, 1998 by $200 and for the twenty-eight weeks ended July 18, 1998 by $100.